QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 2, 2006

Registration No. 333-134049

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BreitBurn Energy Partners L.P.
(Exact Name of Registrant as specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	74-3169953 (I.R.S. Employer Identification Number)
515 South Flower Street, Suite 4800 Los Angeles, California 90071 (213) 225-5900 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Halbert S. Washburn
515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Alan P. Baden Shelley A. Barber Vinson & Elkins L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 237-0000	Joshua Davidson Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 5 to the Registration Statement on Form S-1 of BreitBurn Energy Partners L.P. ("Amendment No. 5") does not relate to the contents of the preliminary prospectus contained in our Registration Statement on Form S-1, which is not amended hereby. Accordingly, this Amendment No. 5 does not include a copy of our preliminary prospectus. This Amendment No. 5 is being filed solely for the purpose of submitting the following exhibits:

  •
  Exhibit 10.9—BreitBurn Management Company, LLC Adoption Agreement;

  •
  Exhibit 10.13—Form of Amendment to Employment Agreement of James G. Jackson;

  •
  Exhibit 10.14—Amendment No. 1 to the BreitBurn Energy Company L.P. Unit Appreciation Plan for Officers and Key Individuals; and

  •
  Exhibit 10.15—Amendment to the BreitBurn Energy Company L.P. Long Term Incentive Plan.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NASDAQ Global Select Market listing fee, the amounts set forth below are estimates.

SEC registration fee	$15,504
NASD filing fee	14,990
NASDAQ Global Select Market listing fee	150,000
Printing expenses	400,000
Accounting fees and expenses	750,000
Legal fees and expenses	1,500,000
Transfer agent and registrar fees	5,000
Structuring Fee	400,000
Miscellaneous	264,506

Total	3,500,000

Item 14. Indemnification of Directors and Officers.

        The section of the prospectus entitled "The Partnership Agreement—Indemnification" is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 15. Recent Sales of Unregistered Securities.

        On March 23, 2006, in connection with the formation of the partnership, BreitBurn Energy Partners L.P. issued (1) to BreitBurn GP, LLC the 2% general partner interest in the Partnership for $20 and (2) to BreitBurn Energy Corporation, Pro GP Corporation, a wholly owned subsidiary of Provident, and Pro LP Corporation, a wholly owned subsidiary of Provident, an aggregate 98% limited partner interest in the partnership for $980 (contributed by each such limited partner in proportion to its respective limited partner interest) in an offering exempt from registration under Section 4(2) of the Securities Act of 1933. There have been no other sales of unregistered securities within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

1.1†	Form of Underwriting Agreement
3.1†	Certificate of Limited Partnership of BreitBurn Energy Partners L.P.
3.2†	Form of Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (included as Appendix A to the Prospectus)
5.1†	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1†	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1†	Form of Credit Agreement
10.2†	Form of Contribution, Conveyance and Assumption Agreement
10.3†	Form of Omnibus Agreement
10.4†	Form of Administrative Services Agreement
10.5†	Form of the 2006 Long Term Incentive Plan of BreitBurn Energy Partners L.P.
10.6†	BreitBurn Energy Company L.P. Unit Appreciation Plan for Officers and Key Individuals
10.7†	BreitBurn Energy Company L.P. Unit Appreciation Plan for Employees and Consultants
10.8†	BreitBurn Energy Company L.P. Long Term Incentive Plan
10.9**	BreitBurn Management Company, LLC Adoption Agreement
10.10†	Form of Amended and Restated Employment Agreement of Halbert S. Washburn
10.11†	Form of Amended and Restated Employment Agreement of Randall H. Breitenbach
10.12†	Employment Agreement of James G. Jackson
10.13**	Form of Amendment to Employment Agreement of James G. Jackson
10.14**	Amendment No. 1 to the BreitBurn Energy Company L.P. Unit Appreciation Plan for Officers and Key Individuals
10.15**	Amendment to the BreitBurn Energy Company L.P. Long Term Incentive Plan
21.1†	List of subsidiaries of BreitBurn Energy Partners L.P.
23.1†	Consent of PricewaterhouseCoopers LLP
23.2†	Consent of Hein & Associates LLP
23.3†	Consent of Netherland, Sewell & Associates, Inc.
23.4†	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.5†	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.6†	Consent of Greg L. Armstrong
23.7†	Consent of Grant D. Billing
23.8†	Consent of John R. Butler, Jr.
23.9†	Consent of Gregory J. Moroney
23.10†	Consent of Charles S. Weiss
24.1†	Powers of Attorney (included on the signature page)

*
To be filed by amendment.

**
Filed herewith.

†
Previously filed.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with Provident or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to Provident or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 2, 2006.

BREITBURN ENERGY PARTNERS L.P.
By:	BREITBURN GP, LLC its General Partner
	By:	/s/ HALBERT S. WASHBURN Halbert S. Washburn Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 2, 2006.

Signature	Title

* Randall H. Breitenbach	Co-Chief Executive Officer and Director (Principal Executive Officer)
/s/ HALBERT S. WASHBURN Halbert S. Washburn	Co-Chief Executive Officer and Director (Principal Executive Officer)
/s/ JAMES G. JACKSON James G. Jackson	Chief Financial Officer (Principal Financial Officer)
/s/ LAWRENCE C. SMITH Lawrence C. Smith	Controller (Principal Accounting Officer)
* Thomas W. Buchanan	Director
* Randall J. Findlay	Chairman of the Board
*By:	/s/ HALBERT S. WASHBURN Halbert S. Washburn Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement
3.1†	Certificate of Limited Partnership of BreitBurn Energy Partners L.P.
3.2†	Form of Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (included as Appendix A to the Prospectus)
5.1†	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1†	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1†	Form of Credit Agreement
10.2†	Form of Contribution, Conveyance and Assumption Agreement
10.3†	Form of Omnibus Agreement
10.4†	Form of Administrative Services Agreement
10.5†	Form of the 2006 Long Term Incentive Plan of BreitBurn Energy Partners L.P.
10.6†	BreitBurn Energy Company L.P. Unit Appreciation Plan for Officers and Key Individuals
10.7†	BreitBurn Energy Company L.P. Unit Appreciation Plan for Employees and Consultants
10.8†	BreitBurn Energy Company L.P. Long Term Incentive Plan
10.9**	BreitBurn Management Company, LLC Adoption Agreement
10.10†	Form of Amended and Restated Employment Agreement of Halbert S. Washburn
10.11†	Form of Amended and Restated Employment Agreement of Randall H. Breitenbach
10.12†	Employment Agreement of James G. Jackson
10.13**	Form of Amendment to Employment Agreement of James G. Jackson
10.14**	Amendment No. 1 to the BreitBurn Energy Company L.P. Unit Appreciation Plan for Officers and Key Individuals
10.15**	Amendment to the BreitBurn Energy Company L.P. Long Term Incentive Plan
21.1†	List of subsidiaries of BreitBurn Energy Partners L.P.
23.1†	Consent of PricewaterhouseCoopers LLP
23.2†	Consent of Hein & Associates LLP
23.3†	Consent of Netherland, Sewell & Associates, Inc.
23.4†	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.5†	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.6†	Consent of Greg L. Armstrong
23.7†	Consent of Grant D. Billing
23.8†	Consent of John R. Butler, Jr.
23.9†	Consent of Gregory J. Moroney
23.10†	Consent of Charles S. Weiss
24.1†	Powers of Attorney (included on the signature page)

*
To be filed by amendment.

**
Filed herewith.

†
Previously filed.

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
Item 14. Indemnification of Directors and Officers.
Item 15. Recent Sales of Unregistered Securities.
Item 16. Exhibits and Financial Statement Schedules.
Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX